UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2017
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 1, 2017, AGNC Investment Corp. (the “Company”) entered into separate Sales Agreements (collectively, the “Sales Agreements”) with each of Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC (the “Agents”). Under the terms of the Sales Agreements, the Company may offer and sell up to $750,000,000 aggregate offering price of shares of its common stock (the “Shares”), par value $0.01 per share (“Common Stock”), from time to time to or through either of the Agents, acting as agent and/or principal.
Sales of the Shares, if any, may be made in any method permitted by law deemed to be an “at the market” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Global Select Market or on any other existing trading market for our Common Stock. Under the Sales Agreements, either Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. The compensation payable to each Agent for sales of Shares pursuant to its Sales Agreement will be up to 2.0% of the gross sales price for any Shares sold through it as sales agent under the applicable Sales Agreement.
Shares sold under the Sales Agreements, if any, will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-205306) (the “Registration Statement”), including the prospectus, dated June 26, 2015, and the prospectus supplement, dated February 1, 2017, as the same may be amended or supplemented.
The offering of Shares pursuant to the Sales Agreements will terminate upon the earlier of (1) the sale of all the Shares subject to the Sales Agreements or (2) the termination of the Sales Agreements by the Agents or the Company upon 10 days’ notice.
Item 2.02 Results of Operations and Financial Condition
On February 1, 2017, the Company issued a press release announcing its financial results for the quarter ended December 31, 2016. The text of the press release is included as Exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On February 1, 2017, the Company announced its unaudited financial results for the fourth quarter ended December 31, 2016.  The Company announced total comprehensive loss for the fourth quarter of 2016 of $(1.19) per common share, comprised of $3.06 net income per common share and $(4.25) other comprehensive loss (“OCI”) per common share.  The Company announced net book value of $21.17 per common share and tangible net book value of $19.50 per common share as of December 31, 2016.  The Company’s tangible net book value per common share excludes intangible assets recognized in connection with its acquisition of AGNC Mortgage Management, LLC and the internalization of its management on July 1, 2016.  The Company announced negative economic return of -5.2% for the fourth quarter, comprised of $0.54 dividend per common share declared during the fourth quarter and $(1.74) decrease in net book value per common share. The Company also announced that, as of December 31, 2016, the fair value of its investment portfolio was approximately $58 billion, inclusive of net forward purchases and sales of agency mortgage-backed securities in the “to-be-announced” (“TBA”) market, and its tangible net book value “at risk” leverage ratio was 7.7x as of December 31, 2016. The Company’s tangible net book value “at risk” leverage represents the ratio of the Company’s agency repurchase agreements, Federal Home Loan Bank advances, debt of consolidated VIE, net TBA position (at cost) and net receivable / payable for unsettled agency securities to the Company’s tangible stockholders' equity.
Item 9.01 Financial Statements and Exhibits.
On February 1, 2017, Skadden, Arps, Slate, Meagher & Flom LLP delivered an opinion (the “Opinion”) to the Company in connection with the Company’s sale from time to time to or through the Agents of up to $750,000,000 aggregate offering price of shares of Common Stock pursuant to the Sales Agreements. The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

(d)    Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated February 1, 2017, between AGNC Investment Corp. and Cantor Fitzgerald & Co.
1.2	Sales Agreement, dated February 1, 2017, between AGNC Investment Corp. and Wells Fargo Securities, LLC
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)
99.1	Press Release dated February 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: February 1, 2017	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary